UNITED STATES SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549 FORM 8-K CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 19, 2010

EATON VANCE CORP. (Exact name of registrant as specified in its charter)

Maryland	1-8100	04-2718215
(State or other jurisdiction	(Commission File Number)	(IRS Employer Identification No.)
of incorporation)

Two International Place, Boston, Massachusetts		02110
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (617) 482-8260

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION INCLUDED IN THE REPORT

Item 2.02.     Results of Operations and Financial Condition

     Registrant has reported its results of operations for the three and six months ended April 30, 2010, as described in Registrant’s news release dated May 19, 2010, a copy of which is furnished herewith as Exhibit 99.1 and incorporated herein by reference.

Item 9.01.     Financial Statements and Exhibits

Exhibit No.	Document
99.1	Press release issued by the Registrant dated May 19, 2010.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

EATON VANCE CORP.
(Registrant)

Date:	May 19, 2010	/s/ Robert J. Whelan
Robert J. Whelan, Chief Financial Officer

EXHIBIT INDEX

     Each exhibit is listed in this index according to the number assigned to it in the exhibit table set forth in Item 601 of Regulation S-K. The following exhibit is filed as part of this Report:

Exhibit No.	Description
99.1	Copy of Registrant's news release dated May 19, 2010.

Exhibit 99.1

Contact: Robert Whelan - 617.482.8260 rwhelan@eatonvance.com

EATON VANCE CORP.

REPORT FOR THE THREE AND SIX MONTHS ENDED APRIL 30, 2010

Boston, MA, May 19, 2010 - Eaton Vance Corp. (NYSE: EV) reported earnings per diluted share of $0.29 for the second quarter of fiscal 2010 compared to earnings per diluted share of $0.21 in the second quarter of fiscal 2009 and $0.37 in the first quarter of fiscal 2010. Earnings were reduced approximately $0.07 per diluted share in the second quarter of fiscal 2010 and approximately $0.02 per diluted share in the first quarter of fiscal 2010 by adjustments in connection with an increase in the estimated redemption value of non-controlling interests redeemable at other than fair value, as required following adoption in fiscal 2010 of a new accounting standard on non-controlling interests. The Company earned $0.66 per diluted share in the first six months of fiscal 2010 compared to $0.42 per diluted share in the first six months of fiscal 2009.

Net inflows of $5.3 billion into long-term funds and separate accounts in the second quarter of fiscal 2010 compare to net inflows of $0.8 billion in the second quarter of fiscal 2009 and $3.0 billion in the first quarter of fiscal 2010. The Company’s annualized internal growth rate for the quarter was 13 percent. Assets under management on April 30, 2010 were $176.2 billion, an increase of 39 percent over the $127.2 billion of managed assets as of April 30, 2009 and an increase of nine percent over the $161.6 billion of managed assets as of January 31, 2010.

“The $5.3 billion of net inflows in the second quarter rank this among the highest growth periods in Company history,” said Thomas E. Faust Jr., Chairman and Chief Executive Officer. “Growth in managed assets resulting from strong net sales and market appreciation positions the Company for continued improvement in financial performance.”

Comparison to Second Quarter of Fiscal 2009

Long-term fund net inflows of $3.2 billion in the second quarter of fiscal 2010 compare to $0.7 billion of long-term fund net inflows in the second quarter of fiscal 2009, and reflect $8.5 billion of fund sales and other inflows and $5.3 billion of fund redemptions. Institutional and high-net-worth separate account net inflows in the second quarter of fiscal 2010 were $1.5 billion, consisting of gross inflows of $3.6 billion offset by $2.1 billion of outflows. In the second quarter of fiscal 2009, inflows of $1.6 billion in institutional and high-net-worth separate accounts were offset by outflows of $1.6 billion. Retail managed account net inflows were $0.5 billion in the second quarter of fiscal 2010 compared to $0.1 billion in the second quarter of fiscal 2009. Retail managed accounts gross inflows of $1.8 billion in the second quarter of fiscal 2010 decreased from the $2.2 billion of inflows in the second quarter of fiscal 2009, while outflows of $1.3 billion in the second quarter of fiscal 2010 decreased from outflows of $2.1 billion in the second quarter of fiscal 2009. Tables 1-4 on page 7 summarize the Company’s assets under management and asset flows by investment category.

Revenue in the second quarter of fiscal 2010 increased $74.6 million, or 38 percent, to $273.0 million from revenue of $198.4 million in the second quarter of fiscal 2009. Investment advisory and administration fees increased 39 percent to $212.1 million, reflecting a 40 percent increase in average assets under management. Distribution and underwriter fees increased 32 percent due to an increase in average fund assets that pay these fees. Service fee revenue increased 34 percent due to an increase in average fund assets subject to service fees. Other revenue, which increased by $0.8 million, included $0.2 million of net realized and unrealized gains on investments of consolidated funds in the second quarter of fiscal 2010 compared to $0.3 million of net realized and unrealized losses on investments of consolidated funds in the second quarter of fiscal 2009.

Operating expenses increased $38.6 million, or 25 percent, to $191.9 million in the second quarter of fiscal 2010 compared to operating expenses of $153.3 million in the second quarter of fiscal 2009. Compensation expense increased 31 percent due to increases in employee headcount and base salaries, adjusted operating income-based bonus accruals, sales-based incentives and stock-based compensation. Distribution expense increased 43 percent from the prior fiscal year’s second quarter due primarily to increases in asset- and sales-based distribution expenses, including intermediary marketing support payments, Class C distribution fees, payments made under certain closed-end fund compensation agreements and commissions paid on certain sales of Class A shares. Service fee expense increased 42 percent, in line with the increase in assets subject to service fees. Amortization of deferred sales commissions decreased 12 percent, consistent with an overall declining trend in Class B fund share sales and assets. Fund expenses increased 16 percent in the second quarter of fiscal 2010 compared to the second quarter of fiscal 2009, primarily reflecting an increase in fund-related expenses offset by a decrease in subadvisory expenses related to certain sub-advisory agreements that were terminated in the fourth quarter of fiscal 2009. Other expenses increased one percent, primarily due to increases in information technology expenses, consulting expenses and travel expenses offset by a decrease in facilities expenses.

Operating income in the second quarter of fiscal 2010 was $81.1 million, an increase of 80 percent over operating income of $45.1 million in the second quarter of fiscal 2009.

In evaluating operating performance, the Company considers operating income and net income, which are calculated on a basis consistent with accounting principles generally accepted in the United States of America (“GAAP”), as well as adjusted operating income, a non-GAAP performance measure. Adjusted operating income is defined as operating income excluding the results of consolidated funds and adding back closed-end fund structuring fees, stock-based compensation, write-offs of intangible assets and other items that we consider non-operating in nature. The Company believes that adjusted operating income is a key indicator of the Company’s ongoing profitability and therefore uses this measure as the basis for calculating performance-based management incentives. Adjusted operating income is not, and should not be construed to be, a substitute for operating income computed in accordance with GAAP. However, in assessing the performance of the business, management and the Board of Directors look at adjusted operating income as a measure of underlying performance, since operating results of consolidated funds and amounts resulting from one-time events do not necessarily represent normal results of operations. In addition, when assessing performance, management and the Board look at performance both with and without stock-based compensation, a non-cash operating expense.

Adjusted operating income of $92.4 million in the second quarter of fiscal 2010 was 68 percent higher than the $55.0 million of adjusted operating income in the second quarter of fiscal 2009. The Company’s adjusted operating margin improved to 33.9 percent in the second quarter of fiscal 2010 from 27.7 percent in the second quarter of fiscal 2009.

The following table provides a reconciliation of operating income to adjusted operating income for the periods presented:

Reconciliation of Operating Income to Adjusted Operating Income

	For the Three Months Ended

	April	January	April	% Change
	30,	31,	30,	Q2 2010 to	Q2 2010 to
(in thousands)	2010	2010	2009	Q1 2010	Q2 2009

Operating income	$81,089	$87,347	$45,123	(7)%	80%
Operating income of
consolidated funds	(446)	(1,555)	151	(71)%	NM
Stock-based	11,761	13,284	9,682	(11)%	21%
compensation

Adjusted operating	$92,404	$99,076	$54,956	(7)%	68%
income

Interest income in the second quarter of fiscal 2010 decreased 14 percent from the second quarter of fiscal 2009 due to lower effective interest rates earned on cash balances. In the second quarter of fiscal 2010, the Company recognized $1.6 million of net realized and unrealized gains on separate account and corporate investments compared to $1.6 million of net realized and unrealized gains on separate account investments and $1.2 million of impairment losses on investments in collateralized debt obligation entities in the second quarter of fiscal 2009. The Company’s effective tax rate, calculated as a percentage of income before income taxes and equity in net income (loss) of affiliates, was 38.4 percent and 28.6 percent in the second quarter of fiscal 2010 and fiscal 2009, respectively. The increase in the Company’s effective tax rate was due primarily to the execution of a state voluntary disclosure agreement in the second quarter of fiscal 2009 that resulted in a net reduction in the Company’s income tax expense of $3.4 million.

Net income attributable to non-controlling interests in the second quarter of fiscal 2010 increased $8.8 million over the second quarter of fiscal 2009, reflecting the adoption of a new accounting pronouncement in fiscal 2010 that requires changes in the estimated redemption value of non-controlling interests redeemable at other than fair value to be recognized in net income attributable to non-controlling interests.

Net income attributable to Eaton Vance Corp. shareholders in the second quarter of fiscal 2010 was $36.0 million, compared to net income attributable to Eaton Vance Corp. shareholders of $25.8 million in the second quarter of fiscal 2009.

Comparison to First Quarter of Fiscal 2010

Revenue in the second quarter of fiscal 2010 increased $1.0 million to $273.0 million from $272.0 million in the first quarter of fiscal 2010. Investment advisory and administration fees increased one percent to $212.1 million, reflecting a six percent increase in average assets under management offset by a decrease in the number of quarterly fee days and a reduction in performance-related fees payable on an annual basis. Distribution and underwriter fees decreased one percent due to a decrease in the number of fee days in the quarter, partially offset by an increase in average fund assets that pay these fees. Service fee revenue increased one percent due to an increase in average fund assets subject to service fees, also partially offset by the decrease in the number of fee days in the quarter. Other revenue, which decreased by $0.9 million over the prior quarter, included $0.2 million of net realized and unrealized gains on investments of consolidated funds recognized in the second quarter of fiscal 2010 compared to $1.4 million of net realized and unrealized gains on investments of consolidated funds in the first quarter of fiscal 2010.

Operating expenses increased $7.2 million, or four percent, to $191.9 million in the second quarter of fiscal 2010 from $184.7 million in the first quarter of fiscal 2010. Compensation expense increased one percent, reflecting increases in employee headcount, base salaries, severance accruals and sales-based incentives offset by a decrease in stock-based compensation and adjusted operating income-based bonus accruals. Distribution expense increased five percent from the prior fiscal quarter, reflecting an increase in asset- and sales-based distribution expenses, including commissions paid on certain sales of Class A shares, an increase in Class C distribution fees and an increase in intermediary marketing support payments. Service fee expense increased five percent, in line with the increase in assets subject to service fees. Fund expenses increased 19 percent from the first quarter of fiscal 2010 due to an increase in institutional fund expenses borne by the Company. Other expenses increased six percent due to increases in travel, facilities, information technology and consulting expenses.

Operating income in the second quarter of fiscal 2010 was $81.1 million, a decrease of seven percent over operating income of $87.3 million in the first quarter of fiscal 2010. The Company’s adjusted operating margin decreased to 33.9 percent in the second quarter of fiscal 2010 from 36.4 percent in the first quarter of fiscal 2010. Adjusted operating income of $92.4 million in the second quarter of fiscal 2010 was seven percent lower than the $99.1 million of adjusted operating income in the first quarter of fiscal 2010.

Interest income in the second quarter of fiscal 2010 decreased seven percent from the first quarter of fiscal 2010 due to lower average cash balances. In the second quarter of fiscal 2010, the Company recognized $1.6 million of net realized and unrealized gains on separate account and corporate investments. In the first quarter of fiscal 2010, the Company recognized $2.5 million of net realized and unrealized gains on separate account investments. The Company’s effective tax rate, calculated as a percentage of income before income taxes and equity in net income (loss) of affiliates, was 38.4 percent in the second quarter and first quarter of fiscal 2010.

Net income attributable to non-controlling interests in the second quarter of fiscal 2010 increased $4.7 million over the prior quarter, reflecting adjustments made in the second quarter of fiscal 2010 to the carrying value of non-controlling interests redeemable at other than fair value.

Net income attributable to Eaton Vance Corp. shareholders in the second quarter of fiscal 2010 was $36.0 million compared to net income attributable to Eaton Vance Corp. shareholders of $46.2 million in the first quarter of fiscal 2010.

Cash and cash equivalents and short-term investments totaled $323.7 million as of April 30, 2010 compared to $360.5 million on October 31, 2009. The Company used $78.0 million to fund share repurchases and paid $74.1 million of common share dividends over the past twelve months. There were no outstanding borrowings against the Company’s $200.0 million credit facility on April 30, 2010.

During the first six months of fiscal 2010, the Company used $44.6 million to repurchase and retire approximately 1.4 million shares of its Non-Voting Common Stock under its repurchase authorizations. Approximately 7.1 million shares remain of the current 8.0 million share repurchase authorization.

Eaton Vance Corp. is one of the oldest investment management firms in the United States, with a history dating back to 1924. Eaton Vance and its affiliates offer individuals and institutions a broad array of investment products and wealth management solutions. The Company’s long record of providing exemplary service and attractive returns through a variety of market conditions has made Eaton Vance the investment manager of choice for many of today’s most discerning investors. For more information about Eaton Vance, visit www.eatonvance.com.

This news release contains statements that are not historical facts, referred to as “forward-looking statements.” The Company’s actual future results may differ significantly from those stated in any forward-looking statements, depending on factors such as changes in securities or financial markets or general economic conditions, client sales and redemption activity, the continuation of investment advisory, administration, distribution and service contracts, and other risks discussed from time to time in the Company’s filings with the Securities and Exchange Commission.

Eaton Vance Corp.
Summary of Results of Operations
(in thousands, except per share figures)
(unaudited)

		Three Months Ended					Six Months Ended
				% Change	% Change
	April 30,	January 31,	April 30,	Q2 2010 to	Q2 2010 to	April 30,	April 30,
	2010	2010	2009	Q1 2009	Q2 2009	2010	2009	% Change

Revenue:
Investment advisory and administration fees	$ 212,141	$ 210,387	$ 153,158	1%	39%	$ 422,528	$ 313,670	35%
Distribution and underwriter fees	24,666	25,034	18,719	(1)	32	49,700	39,802	25
Service fees	34,453	33,990	25,641	1	34	68,443	53,241	29
Other revenue	1,693	2,624	871	(35)	94	4,317	1,147	276

Total revenue	272,953	272,035	198,389	0	38	544,988	407,860	34

Expenses:
Compensation of officers and employees	88,089	86,874	67,237	1	31	174,963	136,863	28
Distribution expense	30,598	29,111	21,451	5	43	59,709	43,507	37
Service fee expense	29,593	28,136	20,827	5	42	57,729	43,876	32
Amortization of deferred sales commissions	8,376	7,959	9,523	5	(12)	16,335	19,080	(14)
Fund expenses	5,103	4,293	4,384	19	16	9,396	9,416	(0)
Other expenses	30,105	28,315	29,844	6	1	58,420	57,996	1

Total expenses	191,864	184,688	153,266	4	25	376,552	310,738	21

Operating Income	81,089	87,347	45,123	(7)	80	168,436	97,122	73

Other Income/(Expense):
Interest income	716	770	828	(7)	(14)	1,486	2,099	(29)
Interest expense	(8,411)	(8,416)	(8,407)	-	-	(16,827)	(16,823)	0
Realized gains (losses) on investments	(251)	1,748	(1,256)	NM	(80)	1,497	(2,386)	NM
Unrealized gains on investments	1,802	793	2,839	127	(37)	2,595	3,153	(18)
Foreign currency gains (losses)	200	134	(25)	49	NM	334	36	828
Impairment losses on investments	-	-	(1,162)	-	NM	-	(1,268)	NM

Income Before Income Taxes and Equity in Net
Income (Loss) of Affiliates	75,145	82,376	37,940	(9)	98	157,521	81,933	92

Income Taxes	(28,880)	(31,645)	(10,866)	(9)	166	(60,525)	(28,326)	114

Equity in Net Income (Loss) of Affiliates, Net of Tax	(281)	814	(108)	NM	160	533	(1,341)	NM

Net Income	45,984	51,545	26,966	(11)	71	97,529	52,266	87

Net Income Attributable to Non-Controlling Interests	(9,984)	(5,303)	(1,213)	88	723	(15,287)	(1,816)	742

Net Income Attributable to Eaton Vance Corp. Shareholders	$ 36,000	$ 46,242	$ 25,753	(22)	40	$ 82,242	$ 50,450	63

Earnings Per Share Attributable to Eaton Vance Corp. Shareholders:
Basic	$ 0.30	$ 0.39	$ 0.22	(23)	36	$ 0.69	$ 0.43	60
Diluted	$ 0.29	$ 0.37	$ 0.21	(22)	38	$ 0.66	$ 0.42	57

Dividends Declared, Per Share	$ 0.160	$ 0.160	$ 0.155	-	3	$ 0.320	$ 0.310	3

Weighted Average Shares Outstanding:
Basic	116,565	116,603	115,965	(0)	1	116,557	115,936	1
Diluted	123,515	122,920	119,432	0	3	123,218	119,075	3

Eaton Vance Corp.
Balance Sheet
(in thousands, except per share figures)
(unaudited)

	April 30,	October 31,
	2010	2009

ASSETS
Current Assets:
Cash and cash equivalents	$ 323,715	$ 310,586
Short-term investments	-	49,924
Investment advisory fees and other receivables	118,048	107,975
Note receivable from affiliate	2,500	-
Other current assets	40,823	19,677
Total current assets	485,086	488,162

Other Assets:
Deferred sales commissions	51,469	51,966
Goodwill	135,786	135,786
Other intangible assets, net	76,926	80,834
Long-term investments	191,206	133,536
Deferred income taxes	112,447	97,044
Equipment and leasehold improvements, net	73,022	75,201
Note receivable from affiliate	-	8,000
Other assets	4,313	4,538
Total other assets	645,169	586,905

Total assets	$ 1,130,255	$ 1,075,067

LIABILITIES, TEMPORARY EQUITY AND PERMAMENT EQUITY
Current Liabilities:
Accrued compensation	$ 60,138	$ 85,273
Accounts payable and accrued expenses	58,003	51,881
Dividend payable	18,976	18,812
Deferred income taxes	19,757	15,580
Contingent purchase price liability	5,079	13,876
Other current liabilities	3,873	2,902
Total current liabilities	165,826	188,324
Long-Term Liabilities:
Long-term debt	500,000	500,000
Other long-term liabilities	44,170	35,812
Total long-term liabilities	544,170	535,812
Total liabilities	709,996	724,136
Commitments and contingencies	-	-

Temporary Equity:
Redeemable non-controlling interests	54,841	43,871
Total temporary equity	54,841	43,871

Permanent Equity:
Voting Common stock, par value $0.00390625 per share:
Authorized, 1,280,000 shares
Issued, 417,863 and 431,790 shares, respectively	2	2
Non-voting common stock, par value $0.00390625 per share:
Authorized, 190,720,000 shares
Issued, 118,143,629 and 117,087,810 shares, respectively	461	457
Additional paid-in capital	56,346	44,786
Notes receivable from stock option exercises	(2,558)	(3,078)
Accumulated other comprehensive loss	(576)	(1,394)
Retained earnings	311,327	266,196
Total Eaton Vance Corp. shareholders' equity	365,002	306,969
Non-redeemable non-controlling interests	416	91
Total permanent equity	365,418	307,060

Total liabilities, temporary equity and permanent equity	$ 1,130,255	$ 1,075,067

Table 1
Asset Flows (in millions)
Twelve Months Ended April 30, 2010
(unaudited)

Assets 4/30/2009 - beginning of period	$ 127,237
Long-term fund sales and inflows	27,895
Long-term fund redemptions and outflows	(21,058)
Long-term fund net exchanges	627
Institutional/HNW account inflows	14,274
Institutional/HNW account outflows	(6,159)
Institutional/HNW account net exchanges	(579)
Retail managed account inflows	7,836
Retail managed account outflows	(5,105)
Market value change	30,535
Change in cash management funds	743
Net change	49,009
Assets 4/30/2010 - end of period	$ 176,246

Table 2
Assets Under Management
By Investment Category (in millions)
(unaudited)

	April 30,	January 31,	%	Arpril 30,	%
	2010	2010	Change	2009	Change
Equity Funds	$ 60,997	$ 56,606	8%	$ 47,137	29%
Fixed Income Funds	29,383	26,697	10%	21,251	38%
Bank Loan Funds	17,739	16,879	5%	13,786	29%
Cash Management Funds	1,524	1,409	8%	781	95%
Separate Accounts	66,602	59,993	11%	44,282	50%
Total	$ 176,245	$ 161,584	9%	$127,237	39%

Table 3
Asset Flows by Investment Category (in millions)
(unaudited)
	Three Months Ended			Six Months Ended
	April 30,	January 31,	April 30,	April 30,	April 30,
	2010	2010	2009	2010	2009
Equity fund assets - beginning of period	$ 56,606	$ 54,779	$ 46,591	$ 54,779	$ 51,956
Sales/inflows	3,425	3,298	3,513	6,723	8,302
Redemptions/outflows	(2,985)	(3,180)	(3,497)	(6,165)	(7,027)
Exchanges	(12)	461	(53)	449	(87)
Market value change	3,963	1,248	583	5,211	(6,007)
Net change	4,391	1,827	546	6,218	(4,819)
Equity assets - end of period	$ 60,997	$ 56,606	$ 47,137	$ 60,997	$ 47,137

Fixed income fund assets - beginning of period	26,697	24,970	19,851	24,970	20,382
Sales/inflows	3,827	2,579	1,388	6,406	2,786
Redemptions/outflows	(1,678)	(1,477)	(1,051)	(3,155)	(2,442)
Exchanges	(11)	121	57	110	86
Market value change	548	504	1,006	1,052	439
Net change	2,686	1,727	1,400	4,413	869
Fixed income assets - end of period	$ 29,383	$ 26,697	$ 21,251	$ 29,383	$ 21,251

Bank loan fund assets - beginning of period	16,879	16,452	12,466	16,452	13,806
Sales/inflows	1,279	948	948	2,227	1,745
Redemptions/outflows	(675)	(711)	(566)	(1,386)	(2,123)
Exchanges	20	6	16	27	(8)
Market value change	236	184	922	419	366
Net change	860	427	1,320	1,287	(20)
Bank loan assets - end of period	$ 17,739	$ 16,879	$ 13,786	$ 17,739	$ 13,786

Long-term fund assets - beginning of period	100,182	96,201	78,908	96,201	86,144
Sales/inflows	8,531	6,825	5,849	15,356	12,833
Redemptions/outflows	(5,338)	(5,368)	(5,114)	(10,706)	(11,592)
Exchanges	(3)	588	20	586	(9)
Market value change	4,747	1,936	2,511	6,682	(5,202)
Net change	7,937	3,981	3,266	11,918	(3,970)
Total long-term fund assets - end of period	$ 108,119	$ 100,182	$ 82,174	$ 108,119	$ 82,174

Separate accounts - beginning of period	59,993	57,278	42,236	57,278	35,831
Institutional/HNW account inflows	3,571	2,699	1,580	6,269	5,011
Institutional/HNW account outflows	(2,053)	(1,678)	(1,596)	(3,731)	(2,675)
Institutional/HNW account exchanges	-	(579)	-	(579)	-
Institutional/HNW assets acquired[1]	-	-	-	-	4,818
Retail managed account inflows	1,801	1,714	2,179	3,515	4,058
Retail managed account outflows	(1,258)	(1,163)	(2,110)	(2,421)	(3,577)
Retail managed accounts acquired[1]	-	-	-	-	2,035
Separate accounts market value change	4,548	1,722	1,993	6,271	(1,219)
Net change	6,609	2,715	2,046	9,324	8,451
Separate accounts - end of period	$ 66,602	$ 59,993	$ 44,282	$ 66,602	$ 44,282
Cash management fund assets - end of period	1,524	1,409	781	1,524	781
Total assets under management - end of period	$ 176,245	$ 161,584	$ 127,237	$ 176,245	$127,237

Table 4
Long-Term Fund and Separate Account Net Flows (in millions)
(unaudited)
	Three Months Ended			Six Months Ended
	April 30,	January 31,	April 30,	April 30,	April 30,
	2010	2010	2009	2010	2009
Long-term funds:
Open-end and other funds	$ 3,674	$ 2,492	$ 1,932	$ 6,166	$ 4,478
Closed-end funds	152	(21)	(124)	131	(574)
Private funds	(633)	(1,014)	(1,073)	(1,647)	(2,663)
Institutional/HNW accounts	1,518	1,021	(16)	2,538	2,336
Retail managed accounts	543	551	69	1,094	481
Total net flows	$ 5,254	$ 3,029	$ 788	$ 8,282	$ 4,058

1 Tax Advantaged Bond Strategies acquired by Eaton Vance subsidiary, Eaton Vance Management, in December 2008.